Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
We consent to the use in this Registration Statement — Amendment No. 2 to Form SB-2 on Form S-1 of our report dated May 31, 2006, relating to the financial statements of Premier Exhibitions, Inc. and to the reference to our Firm under the caption “Experts” in the Prospectus.
/s/ Kempisty & Company, CPAs, P.C.
Kempisty & Company
Certified Public Accountants, P.C.
August 1, 2006
New York, New York